Exhibit 99.9

GREENFIRE RESOURCES OPERATING CORPORATION
HANGINGSTONE PROPERTIES

Evaluation of Bitumen Reserves
Based on Constant Prices and Costs
As of December 31, 2021

GREENFIRE RESOURCES OPERATING CORPORATION
HANGINGSTONE PROPERTIES

Evaluation of Bitumen Reserves
Based on Constant Prices and Costs
As of December 31, 2021

Prepared For:

Greenfire Resources Operating Corporation
2300, 639 – 5th Avenue SW

Calgary, Alberta
T2P 0M9

Prepared By:

McDaniel & Associates Consultants Ltd.

2000, 525 – 8th Avenue SW
Eighth Avenue Place, East Tower
Calgary, Alberta

T2P 1G1

May 2023

GREENFIRE RESOURCES OPERATING CORPORATION
HANGINGSTONE PROPERTIES

TABLE OF CONTENTS

Covering Letter	1

Certificates of Qualification	4

Evaluation Methodology	8

APPENDIX 1 BITUMEN NETBACK PRICING	14

McDaniel December 2021 SEC Prices and Costs	14

APPENDIX 2 ECONOMIC DETAIL – CORPORATE CONSOLIDATION	17

McDaniel December 2021 SEC Prices and Costs	17

APPENDIX 3 GEOLOGICAL MAPPING	31

i

May 29, 2023

Greenfire Resources Operating Corporation

2300, 639 – 5th Avenue SW
Calgary, Alberta

T2P 0M9

Attention:	Mr. Robert B. Logan, President & CEO

Reference:	Greenfire Resources Operating Corporation – Hangingstone Properties Evaluation of Bitumen Reserves Constant Prices and Costs

Dear Sir:

Pursuant to your request, we have prepared an evaluation of the proved bitumen reserves and the net present values of these reserves for the petroleum interests of Greenfire Resources Operating Corporation, hereinafter referred to as the "Company", as of December 31, 2021. The reserves estimates and future net revenue forecasts have been prepared and presented in accordance with U.S. Securities Exchange Commission (SEC) standards. The completion date of our report is May 29, 2023. This report was prepared in accordance with guidelines specified in Item 1202(a)(8) of Regulation S-K and is to be used for inclusion in certain filings of the SEC.

The future net revenues and net present values presented in this report were calculated using constant prices and costs based on the average first-day-of-the-month petroleum product prices for the 12 months of 2021 with no inflation of operating or capital costs and were presented in Canadian dollars. The future net revenues and net present value estimates in this report are presented before and after income taxes at the corporate level. The future net revenues presented in this report may not necessarily represent the fair market value of the reserves estimates.

The property evaluated in this report was indicated to include 100 percent of the Company’s petroleum interests in Alberta, Canada.

2000, Eighth Avenue Place, East Tower, 525 – 8 Avenue SW, Calgary, AB, T2P 1G1      Tel: (403) 262-5506      www.mcdan.com

Greenfire Resources Operating Corporation	Page 2
Constant Prices and Costs	May 29, 2023

The Company’s share of remaining reserves and net present values are presented on a total Company basis in Table 2-1 of Appendix 2. Tables summarizing the reserves, production and revenues for the various reserves classes are presented in Appendix 2. Detailed net bitumen pay maps for the McMurray Formation are presented within Appendix 3. Discussions of the assumptions and methodology employed to prepare the reserves estimates and future revenue forecasts are also contained in the “Evaluation Methodology” section.

In preparing this report, we relied upon factual information including ownership, technical well data, production, prices, revenues, operating costs, capital costs, contracts, and other relevant data from public sources as well as non-public data supplied by the Company. The extent and character of all factual information supplied by the Company were relied upon by us in preparing this report and has been accepted as represented without independent verification. We have relied upon representations made by the Company as to the completeness and accuracy of the data provided and that no material changes in the performance of the properties has occurred nor is expected to occur, from that which was projected in this report, between the date that the data was obtained for this evaluation and the date of this report, and that no new data has come to light that may result in a material change to the evaluation of the reserves presented in this report. We used all methods and procedures as it considered necessary under the circumstances to prepare the report. Assumptions, data, methods and procedures are appropriate for the purpose served by the report.

The reserves estimates presented in this report were prepared on the basis of an overall evaluation of the reserves of the Company. The reserves estimates for all properties evaluated in the report meet the requirements for reasonable certainty in Rule 4-10(a)(24) of Regulation S-X.

Greenfire Resources Operating Corporation	Page 3
Constant Prices and Costs	May 29, 2023

We reserve the right to revise any estimates provided herein if any relevant data existing prior to preparation of this report was not made available, if any data between the effective date of the evaluation and the date of this report were to vary significantly from that forecast, or if any data provided was found to be erroneous.

Sincerely,

McDANIEL & ASSOCIATES CONSULTANTS LTD. APEGA PERMIT NUMBER: P3145

/s/ Jared W. B. Wynveen	/s/ Nicholas Wong
Jared W. B. Wynveen, P.Eng. May 29, 2023	Nicholas Wong, E.I.T.

/s/ David G. Jenkinson	/s/ Wesley P. Feick
David G. Jenkinson, P.Geol. May 29, 2023	Wesley P. Feick, P.Geo.

CERTIFICATE OF QUALIFICATION

I, Jared W. B. Wynveen, Petroleum Engineer of 2200, 255 - 5th Avenue, S.W., Calgary, Alberta, Canada hereby certify:

1.	That I am an Executive Vice President of McDaniel & Associates Consultants Ltd., APEGA Permit Number P3145, which Company did prepare, at the request of Greenfire Resources Operating Corporation, the report entitled “Greenfire Resources Operating Corporation, Hangingstone Properties, Evaluation of Bitumen Reserves, Based on Constant Prices and Costs, As of December 31, 2021”, dated May 29, 2023, and that I was involved in the preparation of this report. I am also registered as a Responsible Member as outlined by APEGA for McDaniel & Associates Consultant Ltd. APEGA Permit Number 3145.

2.	That I attended the Queen’s University in the years 2002 to 2006 and that I graduated with a Bachelor of Science degree in Mechanical Engineering, that I am a registered Professional Engineer with the Association of Professional Engineers and Geoscientists of Alberta and that I have in excess of 15 years of experience in oil and gas reservoir studies and evaluations.

3.	That I have no direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, nor do I expect to receive any direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, or any affiliate thereof.

4.	That the aforementioned report was not based on a personal field examination of the properties in question, however, such an examination was not deemed necessary in view of the extent and accuracy of the information available on the properties in question.

APEGA ID 89207

Calgary, Alberta

Dated: May 29, 2023

CERTIFICATE OF QUALIFICATION

I, Nicholas Wong, Engineer In Training of 2000, 525 – 8th Avenue SW, Calgary, Alberta, Canada hereby certify:

1	That I am an engineer In Training of McDaniel -,- Associates Consultants Ltd., APEGA Permit Number P3145, which Company did prepare, at the request of Greenfire Resources Operating Corporation, the report entitled “Greenfire Resources Operating Corporation, Hangingstone Properties, Evaluation of Bitumen Reserves, Based on Constant Prices and Costs, As of December 31, 2021”, dated May 29, 2023, and that I was involved in the preparation of this report.

2.	That I attended the University of Calgary in the years 2016 to 2021 and that I graduated with a Bachelor of Science in Chemical Engineering, and that I am a registered Engineer In Training with the Association of Professional Engineers and Geoscientists of Alberta and that I have in excess of one year of experience in oil and gas reservoir studies and evaluations.

3.	That I have no direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, nor do I expect to receive any direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, or any affiliate thereof.

4.	That the aforementioned report was not based on a personal field examination of the properties in question, however, such an examination was not deemed necessary in view of the extent and accuracy of the information available on the properties in question.

/s/ Nicholas Wong
Nicholas Wong, E.I.T.

APEGA ID 282178

Calgary, Alberta

Dated: May 29, 2023

CERTIFICATE OF QUALIFICATION

I, David G. Jenkinson, Petroleum Geologist of 2000, 525 – 8 Avenue SW, Calgary, Alberta, Canada hereby certify:

1	That I am an Executive Vice President for McDaniel & Associates Consultants Ltd., APEGA Permit Number P3145, which Company did prepare, at the request of Greenfire Resources Operating Corporation, the report entitled “Greenfire Resources Operating Corporation, Hangingstone Properties, Evaluation of Bitumen Reserves, Based on Constant Prices and Costs, As of December 31, 2021”, dated May 29, 2023, and that I was involved in the preparation of this report. I am also registered as a Responsible Member as outlined by APEGA for McDaniel & Associates Consultant Ltd. APEGA Permit Number 3145.

2.	That I attended the University of Saskatchewan in the years 2000 to 2004, graduating with a Bachelor of Science degree in Geology; that I am a registered Professional Geologist with the Association of Professional Engineers and Geoscientists of Alberta and that I have in excess of 15 years of experience in oil and gas reservoir studies and evaluations.

3.	That I have no direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, nor do I expect to receive any direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, or any affiliate thereof.

4.	That the aforementioned report was not based on a personal field examination of the properties in question, however, such an examination was not deemed necessary in view of the extent and accuracy of the information available on the properties in question.

APEGA ID 81046

Calgary, Alberta

Dated: May 29, 2023

CERTIFICATE OF QUALIFICATION

I, Wesley P. Feick, Petroleum Geologist of 2000, 525 – 8 Avenue SW, Calgary, Alberta, Canada hereby certify:

1.	That I am an Associate for McDaniel & Associates Consultants Ltd., APEGA Permit Number P3145, which Company did prepare, at the request of Greenfire Resources Operating Corporation, the report entitled “Greenfire Resources Operating Corporation, Hangingstone Properties, Evaluation of Bitumen Reserves, Based on Constant Prices and Costs, As of December 31, 2021”, dated May 29, 2023, and that I was involved in the preparation of this report.

2.	That I attended the University of Alberta in the years 2002 to 2006, graduating with a Bachelor of Science degree in Geology; that I am a registered Professional Geoscientist with the Association of Professional Engineers and Geoscientists of Alberta and that I have in excess of 15 years of experience in oil and gas reservoir studies and evaluations.

3.	That I have no direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, nor do I expect to receive any direct or indirect interest in the properties or securities of Greenfire Resources Operating Corporation, or any affiliate thereof.

4.	That the aforementioned report was not based on a personal field examination of the properties in question, however, such an examination was not deemed necessary in view of the extent and accuracy of the information available on the properties in question.

APEGA ID 82556

Calgary, Alberta

Dated: May 29, 2023

GREENFIRE RESOURCES OPERATING CORPORATION

HANGINGSTONE PROPERTIES

Evaluation of Bitumen Reserves

Based on Constant Prices and Costs

As of December 31, 2021

Evaluation Methodology

INTRODUCTION

Estimates of the proved bitumen reserves and the associated net present values before and after income taxes attributable to the properties of the Company have been presented in this report as of December 31, 2021. Reserves estimates were prepared for the Hangingstone properties in which the Company was indicated to have an interest in Western Canada based on detailed studies of the reservoir and performance characteristics as well as historical revenues and costs.

The basic information employed in the preparation of this report was obtained from the Company’s files, public sources and from our own non-confidential files. A field inspection of the properties was not conducted in view of the generally accepted reliability of the data sources for Western Canadian properties.

The effective date of this report is December 31, 2021. The reserves estimates presented herein were based upon a number of factors and assumptions, including the operating and economic conditions and development status as of that date except for changes planned for the immediate future or in the process of implementation, commodity prices, future operating and capital costs, availability of future capital, and the assumed effects of regulation by governmental agencies, including with respect to royalty payments, all of which may vary considerably from actual results. The reserves estimates and future net revenue forecasts have been prepared and presented in accordance with U.S. Securities Exchange Commission (SEC) standards. A brief review of the methodology employed in arriving at the reserves and net present value estimates is presented in this section.

RESERVES ESTIMATES

There are numerous uncertainties inherent in estimating economically recoverable quantities of oil, natural gas liquids (NGLs) and natural gas reserves, including many factors beyond our control. All oil, NGLs and natural gas reserve estimates are uncertain to some degree, and classifications of oil, NGLs and natural gas reserves are only attempts to define the degree of uncertainty involved. For those reasons, estimates of the quantity of oil, NGLs and natural gas economically recoverable from a group of properties and the classification of such oil, NGLs and natural gas reserves, when prepared by different engineers or by the same engineers at different times, may vary substantially. Additionally, estimates with respect to oil, NGLs and natural gas reserves are often based upon volumetric calculations and upon analogy to similar types of reserves, rather than upon actual production history. Oil, NGLs and natural gas reserve estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history will result in variations in the estimated reserves and these variations may be material.

Greenfire Resources Operating Corporation	Page 2
Constant Prices and Costs	May 29, 2023

Crude Oil

The crude oil reserves estimates presented in this report were based on a review of the volumetric data and performance characteristics of the individual wells and reservoirs in question. Volumetric estimates of the original oil in-place were based on individual well petrophysical interpretations, geological studies of pool configurations, and in some cases on published estimates. In those cases where indicative oil production decline and/or increasing gas-oil and oil cut trends were evident, the remaining reserves were determined by extrapolating these trends to economic limiting conditions. Where definitive production information was not yet available, the reserves estimates were usually volumetrically determined using recovery factors based on analogy with similar wells or reservoirs or on estimates of recovery efficiencies. The cumulative production figures were taken from published sources or from records of the Company and estimated for those recent periods where such data were not available.

Natural Gas and Products

The natural gas reserves estimates for non-associated gas and gas cap pools were based on a study of the volumetric data and performance characteristics of the individual wells and reservoirs in question. Volumetric estimates of the initial gas in-place were based on individual well petrophysical interpretations, geological studies of the pools and areas, and in some cases on published estimates. Material balance estimates of the initial gas in-place were employed where sufficient information was available for a reliable estimate. The reserves recoverable from the currently producing properties were estimated from studies of production performance characteristics and/or reservoir pressure histories. In those cases where indicative gas production decline and/or increasing oil-gas ratio and water-gas ratio trends were evident, the remaining reserves were determined by extrapolating these trends to economic limiting conditions. In cases of competitive drainage in multi-well pools the reserves were based on an analysis of the relevant factors relating to the future pool depletion by existing and possible future wells. The recovery factors for the non-producing properties were estimated from a consideration of test rates, reservoir pressures and by analogy with similar wells or reservoirs.

Natural gas reserves estimates for solution gas production from producing crude oil properties were based on an analysis of producing gas-oil ratios and existing sales gas recoveries. Solution gas reserves were assigned to non-producing oil properties where there was a likelihood of those reserves being recovered and sold from existing facilities or facilities that are expected to be available in the near future.

The natural gas products reserves estimates for the producing properties were based on historical and anticipated future recoveries of these products from the natural gas reserves. The natural gas products recoveries from the non-producing natural gas reserves were estimated from gas analyses, well test information and from analogy with similar reservoirs. Natural gas products reserves were only assigned to non-producing properties in those cases where there was a likelihood that the gas production would be processed through existing facilities capable of extracting these products or where such a facility will be available in the near future.

Greenfire Resources Operating Corporation	Page 3
Constant Prices and Costs	May 29, 2023

SEC RESERVES DEFINITIONS

The proved reserves and net present values estimates presented in this report were prepared to comply with the United States Securities and Exchange Commission (SEC) reserves definitions.

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

a.	The area identified by drilling and limited by fluid contacts, if any, and

b.	Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii)	In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii)	Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

a.	Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

Greenfire Resources Operating Corporation	Page 4
Constant Prices and Costs	May 29, 2023

b.	The project has been approved for development by all necessary parties and entities, including governmental entities.

(v)	Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Developed oil and gas reserves. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)	Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)	Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii)	Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Greenfire Resources Operating Corporation	Page 5
Constant Prices and Costs	May 29, 2023

Reasonable certainty. If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90 percent probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

NET PRESENT VALUE ESTIMATES

The net present values of the bitumen reserves were obtained by employing future production and revenue analyses. The future crude oil production was generally predicated on the anticipated performance characteristics of the individual wells and reservoirs in question. The future natural gas production was also predicated on the anticipated performance characteristics of the individual wells and reservoirs in question with an allowance for any gas sales contract or gas processing facility restrictions. In those areas where shut-in natural gas reserves exist, the commencement of production was based on the proximity to a pipeline connection and the relevant factors relating to the future marketing of the reserves. The future production of gas-cap reserves was assumed to occur near the end of the oil producing life. Solution gas production was based on the forecast of the oil producing rates and current and forecast sales gas-oil ratios. The natural gas products production forecasts were based on the anticipated recoveries of these products from the produced natural gas.

The Company’s share of future crude oil revenue was derived by employing the Company’s share of production and the indicated reference crude oil price less the historical quality and transportation price differential for each respective field. The initial benchmark price for Western Canadian Select Heavy Oil was $66.43CAD/bbl, with average realized prices after adjustments for location and quality differentials of $42.08CAD/bbl on a Total Proved basis. The indicated natural gas prices with an adjustment for the heating value of the gas were employed to calculate the Company’s share of future natural gas revenues. The indicated reference natural gas products prices with adjustments to reflect historical price differentials realized by the Company in each respective property were employed to calculate the Company’s share of future natural gas products revenues. The initial benchmark price for AECO Spot was $3.57CAD/MMbtu and the average realized gas price was $3.82CAD/MMBtu on a Total Proved basis. Royalties and mineral taxes payable to the Crown were estimated based on the methods in effect as of December 31, 2021. Freehold and overriding royalties payable to others were estimated based on the indicated applicable rates. In those cases where a proportionate share of the natural gas gathering and processing charges were indicated to be payable by the Crown or royalties owned by others, these charges have been deducted in determining the net royalties payable.

Greenfire Resources Operating Corporation	Page 6
Constant Prices and Costs	May 29, 2023

In all cases, estimates of the applicable capital expenditures and operating costs with no allowance for inflation were deducted in arriving at the Company’s share of future net revenues. An allowance for future abandonment, decommissioning and reclamation (ADR) costs were included in this report. ADR costs related to the proved undeveloped reserves presented in the report have been included. ADR costs include but are not limited to items such as: producing wells, suspended wells, service wells, gathering systems, facilities, and surface land development. These costs and their respective timing have been supplied and represented by the Company and incorporated into this report without review. The ADR costs were included for all Company properties. The net present values were then obtained by employing 5, 8, 10, 12, 15, 20 and 25 percent nominal annual discount rates compounded annually.

The Company’s share of remaining reserves and net present values are presented on a total Company basis in Table 2-1 of Appendix 2.

The information relating to estimated proved reserves of the bitumen reserves contained in this report has been prepared in accordance with Paragraphs 932-235-50-4, 932-235-50-6, 932-235-50-7, 932-235-50-9, 932-235-50-30 and 932-235-50-31 of the Accounting Standards Update 932-235-50, Extractive Industries – Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures (January 2010) of the Financial Accounting Standards Board and Rules 4–10(a) (1)–(32) of Regulation S–X and Rules 302(b), 1201, and 1202(a) (1), (2), (3), (4), (5), (8) of Regulation S-K of the Securities and Exchange Commission.

The future net revenues and net present value estimates in this report are presented before and after income taxes at the corporate level. The estimates of future income taxes were based on our understanding of current Canadian Oil and Gas tax calculations; however, income tax experts should be consulted before relying on any of the income tax estimates presented in this report.

Summaries of the Company’s share of remaining reserves together with forecast future revenues, royalties, taxes, operating and capital costs, abandonments, decommissioning and reclamation costs, future net revenue, income taxes and net present values are presented in detailed tabulations for each reserves category in Appendix 2.

APPENDIX 1

Netback Pricing Forecast and Calculations

Greenfire Resources Operating Corporation

Evaluation of Hangingstone Properties

Based on McDaniel December 2021 SEC Prices and Costs

As of December 31, 2021

McDaniel & Associates Consultants Ltd. Hangingstone Demo Oil Sands Price Forecast Based on December 2021 SEC Pricing Utilizing Historical Product and Transportation Offsets	Table 1 - 1

EDMONTON DELIVERY				
Year	U.S./ Canada Exchange	Inflation %/year	WTI Price US$/bbl	Edmonton MSW[1] CDN$/bbl	WCS at Hardisty[2] CDN$/bbl	WCS at Hardisty % of WTI	Alberta Bow River Hvy at Hardisty[3] CDN$/bbl	Alberta Bow River Hvy at Hardisty % of WTI	LLB at Hardisty[4] CDN$/bbl	LLB at Hardisty % of WTI	Edmonton C5+[5] CDN$/bbl	Diluent at Edmonton[5] CDN$/bbl	Diluent at Fieldgate CDN$/bbl	SCO at Edmonton[6] CDN$/bbl	SCO at Edmonton % of WTI	WCS DilBit at Edmonton CDN$/bbl	Netback Bitumen at Fieldgate[7] CDN$/bbl	AB TIER Emissions Cost $/tonne CO2e	Natural Gas at AECO CDN$/MMBtu	Natural Gas at Fieldgate CDN$/MMBtu
1998	0.687		14.40	20.35			14.60	69.7	13.29	63.4	21.85			20.46	97.6				2.96	
1999	0.673		19.26	27.60			23.35	81.6	22.12	77.3	27.60			28.31	98.9				5.02	
2000	0.674		30.31	44.72			34.35	76.4	32.59	72.5	46.25			44.96	100.0				6.30	
2001	0.646		25.97	39.60			25.07	62.4	23.46	58.4	42.44			40.31	100.3				4.07	
2002	0.637		26.08	39.95			31.65	77.3	30.59	74.7	40.79			41.16	100.5				6.66	
2003	0.716		31.04	43.15			32.68	75.4	31.16	71.9	44.19			43.44	100.2				6.87	
2004	0.770		41.40	52.54			37.60	69.9	36.80	68.4	54.09			53.20	98.9				8.58	
2005	0.826		56.56	68.72			44.83	65.5	42.79	62.5	69.63			70.58	103.1				7.16	
2006	0.880		66.22	72.77	49.72	66.1	51.55	68.5	50.30	66.8	75.06			73.16	97.2				6.65	
2007	0.935		72.30	76.35	50.80	65.7	53.25	68.9	51.47	66.6	77.36			79.05	102.2				8.15	
2008	0.943		99.60	102.20	82.95	78.5	84.30	79.8	82.30	77.9	104.75			106.92	101.2				4.20	
2009	0.880		61.80	65.90	58.70	83.6	60.30	85.9	58.35	83.1	68.15			69.15	98.5				4.15	
2010	0.971		79.50	77.50	67.25	82.1	68.50	83.7	66.95	81.8	84.25			81.00	98.9				3.70	
2011	1.012		95.10	95.00	77.10	82.0	78.55	83.6	76.80	81.7	104.20			102.35	108.9				2.45	
2012	1.000		94.20	86.10	73.20	77.7	74.35	78.9	73.05	77.5	100.80			92.50	98.2				3.20	
2013	0.971		97.95	93.05	75.25	74.6	76.55	75.9	75.50	74.8	104.65			100.10	99.2				4.40	
2014	0.906		93.00	93.50	79.10	77.1	80.40	78.3	78.50	76.5	102.40			101.50	98.9				2.80	
2015	0.780		48.80	57.75	44.80	71.6	46.10	73.7	44.45	71.0	60.30			62.50	99.9				2.10	
2016	0.760		43.30	53.85	39.00	68.5	40.30	70.7	39.60	69.5	56.20			67.15	117.9				2.40	
2017	0.770		50.90	62.85	50.70	76.7	52.00	78.7	49.20	74.4	66.85			67.94	102.8				1.55	
2018	0.770		64.95	69.65	49.95	59.2	51.25	60.8	49.10	58.2	79.20			75.75	89.8				1.60	
2019	0.755		57.00	69.00	58.70	77.8	60.00	79.5	57.50	76.2	70.30			75.20	99.6				2.25	
2020	0.745		39.25	45.00	35.40	67.2	36.50	69.3	35.60	67.6	49.15			48.15	91.4				3.55	
2021	0.800		67.95	80.25	68.80	81.0	69.35	81.6	69.05	81.3	85.45			83.15	97.9				5.55	
2022	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2023	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2024	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2025	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2026	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2027	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2028	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2029	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2030	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2031	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2032	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2033	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2034	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2035	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2036	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2037	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2038	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2039	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2040	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2041	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2042	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2043	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2044	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2045	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
2046	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	40.96	50.00	3.57	3.82
Thereafter	0.771	0.0	+0.0%/yr	+0.0%/yr	+0.0%/yr	77.0	+0.0%/yr	78.8	+0.0%/yr	77.1	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	94.6	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr

NOTES:

1 40 degree API, 0.5 wt% sulphur
2 WCS at Hardisty with density of 928.7 kg/m^3, API of 20.7° and sulphur of 3.52 wt% as per 5 year average crude assay, www.crudemonitor.ca
3 BRN at Hardisty with density of 923.2kg/m^3, API of 21.7° and sulphur of 2.77 wt% as per 5 year average crude assay, www.crudemonitor.ca
4 LLB at Hardisty with density of 928.2 kg/m^3, API of 20.8° and sulphur of 3.53 wt% as per 5 year average crude assay, www.crudemonitor.ca
5 Edmonton C5+ price is based EPL segregated condensate price (725 kg/m^3 and 0.2 wt% sulphur) and historical average premium to Edmonton MSW. Diluent price includes a premium to the posted price and has been adjusted for naphtha-quality diluent of 720 kg/m^3
6 Sweet Synthetic Crude Oil at Edmonton
7 Blend ratio of diluent to bitumen assumed to be 0.31 bbl : 0.69 bbl based on bitumen assay

McDaniel & Associates Consultants Ltd. Hangingstone Expansion Oil Sands Price Forecast Based on December 2021 SEC Pricing Utilizing Historical Product and Transportation Offsets	Table 1 - 2

Year	U.S./ Canada Exchange	Inflation %/year	WTI Price US$/bbl	Edmonton MSW[1] CDN$/bbl	WCS at Hardisty[2] CDN$/bbl	WCS at Hardisty % of WTI	Alberta Bow River Hvy at Hardisty[3] CDN$/bbl	Alberta Bow River Hvy at Hardisty % of WTI	LLB at Hardisty[4] CDN$/bbl	LLB at Hardisty % of WTI	Edmonton C5+[5] CDN$/bbl	Diluent at Edmonton[5] CDN$/bbl	Diluent at Fieldgate CDN$/bbl	SCO at Edmonton[6] CDN$/bbl	SCO at Edmonton % of WTI	EDMONTON DELIVERY WCS DilBit at Edmonton CDN$/bbl	EDMONTON DELIVERY Netback Bitumen at Fieldgate[7] CDN$/bbl	AB TIER Emissions Cost $/tonne CO2e	Natural Gas at AECO CDN$/MMBtu	Natural Gas at Fieldgate CDN$/MMBtu
1998	0.687		14.40	20.35			14.60	69.7	13.29	63.4	21.85			20.46	97.6				2.96	
1999	0.673		19.26	27.60			23.35	81.6	22.12	77.3	27.60			28.31	98.9				5.02	
2000	0.674		30.31	44.72			34.35	76.4	32.59	72.5	46.25			44.96	100.0				6.30	
2001	0.646		25.97	39.60			25.07	62.4	23.46	58.4	42.44			40.31	100.3				4.07	
2002	0.637		26.08	39.95			31.65	77.3	30.59	74.7	40.79			41.16	100.5				6.66	
2003	0.716		31.04	43.15			32.68	75.4	31.16	71.9	44.19			43.44	100.2				6.87	
2004	0.770		41.40	52.54			37.60	69.9	36.80	68.4	54.09			53.20	98.9				8.58	
2005	0.826		56.56	68.72			44.83	65.5	42.79	62.5	69.63			70.58	103.1				7.16	
2006	0.880		66.22	72.77	49.72	66.1	51.55	68.5	50.30	66.8	75.06			73.16	97.2				6.65	
2007	0.935		72.30	76.35	50.80	65.7	53.25	68.9	51.47	66.6	77.36			79.05	102.2				8.15	
2008	0.943		99.60	102.20	82.95	78.5	84.30	79.8	82.30	77.9	104.75			106.92	101.2				4.20	
2009	0.880		61.80	65.90	58.70	83.6	60.30	85.9	58.35	83.1	68.15			69.15	98.5				4.15	
2010	0.971		79.50	77.50	67.25	82.1	68.50	83.7	66.95	81.8	84.25			81.00	98.9				3.70	
2011	1.012		95.10	95.00	77.10	82.0	78.55	83.6	76.80	81.7	104.20			102.35	108.9				2.45	
2012	1.000		94.20	86.10	73.20	77.7	74.35	78.9	73.05	77.5	100.80			92.50	98.2				3.20	
2013	0.971		97.95	93.05	75.25	74.6	76.55	75.9	75.50	74.8	104.65			100.10	99.2				4.40	
2014	0.906		93.00	93.50	79.10	77.1	80.40	78.3	78.50	76.5	102.40			101.50	98.9				2.80	
2015	0.780		48.80	57.75	44.80	71.6	46.10	73.7	44.45	71.0	60.30			62.50	99.9				2.10	
2016	0.760		43.30	53.85	39.00	68.5	40.30	70.7	39.60	69.5	56.20			67.15	117.9				2.40	
2017	0.770		50.90	62.85	50.70	76.7	52.00	78.7	49.20	74.4	66.85			67.94	102.8				1.55	
2018	0.770		64.95	69.65	49.95	59.2	51.25	60.8	49.10	58.2	79.20			75.75	89.8				1.60	
2019	0.755		57.00	69.00	58.70	77.8	60.00	79.5	57.50	76.2	70.30			75.20	99.6				2.25	
2020	0.745		39.25	45.00	35.40	67.2	36.50	69.3	35.60	67.6	49.15			48.15	91.4				3.55	
2021	0.800		67.95	80.25	68.80	81.0	69.35	81.6	69.05	81.3	85.45			83.15	97.9				5.55	
2022	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2023	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2024	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2025	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2026	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2027	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2028	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2029	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2030	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2031	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2032	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2033	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2034	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2035	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2036	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2037	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2038	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2039	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2040	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2041	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2042	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2043	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2044	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2045	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
2046	0.771	0.0	66.55	78.15	66.43	77.0	67.99	78.8	66.58	77.1	83.96	88.46	91.96	81.65	94.6	63.43	42.34	50.00	3.57	3.82
Thereafter	0.771	0.0	+0.0%/yr	+0.0%/yr	+0.0%/yr	77.0	+0.0%/yr	78.8	+0.0%/yr	77.1	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	94.6	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr	+0.0%/yr

NOTES:

1 40 degree API, 0.5 wt% sulphur

2 WCS at Hardisty with density of 928.7 kg/m^3, API of 20.7° and sulphur of 3.52 wt% as per 5 year average crude assay, www.crudemonitor.ca

3 BRN at Hardisty with density of 923.2kg/m^3, API of 21.7° and sulphur of 2.77 wt% as per 5 year average crude assay, www.crudemonitor.ca

4 LLB at Hardisty with density of 928.2 kg/m^3, API of 20.8° and sulphur of 3.53 wt% as per 5 year average crude assay, www.crudemonitor.ca

5 Edmonton C5+ price is based EPL segregated condensate price (725 kg/m^3 and 0.2 wt% sulphur) and historical average premium to Edmonton MSW. Diluent price includes a premium to the posted price and has been adjusted for naphtha-quality diluent of 720 kg/m^3

6 Sweet Synthetic Crude Oil at Edmonton

7 Blend ratio of diluent to bitumen assumed to be 0.31 bbl : 0.69 bbl based on bitumen assay

APPENDIX 2

Reserves Detail – Hangingstone Consolidated

Greenfire Resources Operating Corporation

Evaluation of Hangingstone Properties

Based on McDaniel December 2021 SEC Prices and Costs

As of December 31, 2021

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Summary of Reserves and Net Present Values SEC Prices as of December 31, 2021	Table 2 - 1

Hangingstone Consolidated - MCM EX

Reserves - Dilbit Pricing, Natural Gas as Fuel

Summary of volumes

	Bitumen Sales
	Gross[1]	RI2	Net[3]
Classification and Product	Mbbl	Mbbl	Mbbl
Proved Developed Producing - Bitumen	41,262	-	37,792
Proved Undeveloped - Bitumen	148,007	-	131,968
Total Proved - Bitumen	189,269	-	169,760

Summary of Net Present Values Before Income Taxes

	Cdn $MM Dollars
Classification and Product	0.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%	25.0%
Proved Developed Producing - Bitumen	956	858	803	770	738	696	634	584
Proved Undeveloped - Bitumen	2,620	1,298	899	717	579	429	271	177
Total Proved - Bitumen	3,576	2,156	1,702	1,486	1,318	1,125	906	761

Summary of Net Present Values After Income Taxes

	Cdn $MM Dollars
Classification and Product	0.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%	25.0%
Proved Developed Producing - Bitumen	956	858	803	770	738	696	634	584
Proved Undeveloped - Bitumen	2,259	1,171	827	668	545	409	262	173
Total Proved - Bitumen	3,215	2,029	1,631	1,437	1,283	1,105	897	757

Summary of Net Present Values Before Income Taxes - Per Unit Basis

	Cdn $/bbl of Produced Bitumen
Classification and Product	0.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%	25.0%
Proved Developed Producing - Bitumen	23.16	20.80	19.47	18.65	17.90	16.86	15.38	14.14
Proved Undeveloped - Bitumen	17.70	8.77	6.07	4.84	3.91	2.90	1.83	1.20
Total Proved - Bitumen	18.89	11.39	8.99	7.85	6.96	5.94	4.79	4.02

Summary of Net Present Values After Income Taxes - Per Unit Basis

	Cdn $/bbl of Produced Bitumen
Classification and Product	0.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%	25.0%
Proved Developed Producing - Bitumen	23.16	20.80	19.47	18.65	17.90	16.86	15.38	14.14
Proved Undeveloped - Bitumen	15.26	7.91	5.59	4.51	3.68	2.76	1.77	1.17
Total Proved - Bitumen	16.99	10.72	8.62	7.59	6.78	5.84	4.74	4.00

[1]	Gross volumes include working interest volumes before royalty deductions
[2]	Royalty interest volumes
[3]	Net volumes are defined as gross volumes, less royalty deductions payable

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Summary of Reserves, Resources and Net Present Value SEC Prices as of December 31, 2021	Table 2 - 2

Remaining Reserves and Resources

Hangingstone Consolidated - MCM EX

	Light and Medium Oil		Heavy Oil		Bitumen		Natural Gas		Natural Gas Liquids		Sulphur
Classification	Gross (Mbbl)	Net (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross (MMcf)	Net (MMcf)	Gross (MMcf)	Net (MMcf)	Gross (Mlt)	Net (Mlt)
Proved Developed Producing	-	-	-	-	41,262	37,792	-	-	-	-	-	-
Proved Developed Non- Producing	-	-	-	-	-	-	-	-	-	-	-	-
Proved Undeveloped	-	-	-	-	148,007	131,968	-	-	-	-	-	-
Total Proved	-	-	-	-	189,269	169,760	-	-	-	-	-	-

Net Present Values of Future Net Revenue

	Before Income Tax Discounted at (%/year)					After Income Tax Discounted at (%/year)
Classification	@ 0% (MM$)	@ 5% (MM$)	@ 10% (MM$)	@ 15% (MM$)	@ 20% (MM$)	@ 0% (MM$)	@ 5% (MM$)	@ 10% (MM$)	@ 15% (MM$)	@ 20% (MM$)
Proved Developed Producing	956	858	770	696	634	956	858	770	696	634
Proved Developed Non- Producing	-	-	-	-	-	-	-	-	-	-
Proved Undeveloped	2,620	1,298	717	429	271	2,259	1,171	668	409	262
Total Proved	3,576	2,156	1,486	1,125	906	3,215	2,029	1,437	1,105	897

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Undiscounted Future Net Revenue SEC Prices as of December 31, 2021	Table 2 - 3

Total Reserves and Resources

Hangingstone Consolidated - MCM EX

	Sales Revenue[1]	Royalties[2]	Operating Costs	Total Development Costs	Well Abandonment Costs	Future Net Revenue Before Tax	Income Taxes	Future Net Revenue After Tax
Classification	M$	M$	M$	M$	M$	M$	M$	M$
Total Proved	7,990,187	822,459	2,448,314	1,045,784	97,935	3,575,695	360,830	3,214,865

Low Estimate Contingent Resources	-	-	-	-	-	-	-	-
Best Estimate Contingent Resources	-	-	-	-	-	-	-	-
High Estimate Contingent Resources	-	-	-	-	-	-	-	-

[1]	Sales Revenue includes all non-producing income.
[2]	Royalties includes any net profits interests paid.

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Oil & Gas Reserves and Resources and Net Present Values by Production Group SEC Prices as of December 31, 2021	Table 2 - 4

Total Reserves and Resources

									Net Present Value of Future Net Revenue Before Income Taxes[4]			Unit Values[2]	BOEs[3] (Value
	Oil		Gas[1]		NGL		Bitumen		5%	10%	15%	$/bbl	Conversion)
Group by Category	Gross (Mbbl)	Net (Mbbl)	Gross (MMcf)	Net (MMcf)	Gross (Mbbl)	Net (Mbbl)	Gross (Mbbl)	Net (Mbbl)	MM$	MM$	MM$	$/Mcf	(Mbbl)
Light and Medium Oil (Including Associated Gas and Byproducts)
Proved Developed Producing	-	-	-	-	-	-	-	-	-	-	-	-	-
Proved Developed Non- Producing	-	-	-	-	-	-	-	-	-	-	-	-	-
Proved Undeveloped	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Proved	-	-	-	-	-	-	-	-	-	-	-	-	-

Heavy Oil & Bitumen (Including Associated Gas and Byproducts)
Proved Developed Producing	-	-	-	-	-	-	41,262	37,792	858	770	696	20.37	N/A
Proved Developed Non- Producing	-	-	-	-	-	-	-	-	-	-	-	-	-
Proved Undeveloped	-	-	-	-	-	-	148,007	131,968	1,298	717	429	5.43	N/A
Total Proved	-	-	-	-	-	-	189,269	169,760	2,156	1,486	1,125	8.76	N/A

Non-Associated Gas (Including Byproducts)
Proved Developed Producing	-	-	-	-	-	-	-	-	-	-	-	-	-
Proved Developed Non- Producing	-	-	-	-	-	-	-	-	-	-	-	-	-
Proved Undeveloped	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Proved	-	-	-	-	-	-	-	-	-	-	-	-	-

[1]	Gas reserves/resources included in Light, Medium and Heavy Oil are Solution Gas reserves only.
[2]	Unit values are calcuated using the 10% discount rate divided by the Major Product Type net reserves/resources for each group.
[3]	BOEs are calculated by dividing the unit values of Light and Medium Oil reserves/resources by the unit values of the other major product type reserves/resources for each classification. This results in BOEs calculated on a value basis.
[4]	Processing income included where applicable.

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Future Capital and Abandonment Costs SEC Prices as of December 31, 2021	Table 2 - 5

Hangingstone Consolidated - MCM EX

	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	Remaining	Total
Capital Cost Forecast (M$)
Total Proved
Undiscounted	61,700	43,200	36,975	40,950	35,700	32,700	39,450	32,980	43,480	43,480	38,230	41,615	37,865	43,115	36,365	437,980	1,045,784
Discounted @10%	58,829	37,445	29,136	29,335	23,249	19,359	21,232	16,136	19,340	17,582	14,053	13,907	11,503	11,908	9,130	64,522	396,666

Low Estimate Resouces
Undiscounted	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Discounted @10%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Best Estimate Resources
Undiscounted	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Discounted @10%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Abandonment Cost Forecast (M$)
Total Proved
Undiscounted	-	-	-	-	-	-	-	-	750	2,438	1,125	1,125	5,875	688	3,250	82,685	97,935
Discounted @10%	-	-	-	-	-	-	-	-	334	986	414	376	1,785	190	816	4,540	9,440

Low Estimate Resouces
Undiscounted	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Discounted @10%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Best Estimate Resources
Undiscounted	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Discounted @10%	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Reconciliation of Reserves - Before Royalties SEC Prices as of December 31, 2021	Table 2 - 6

Hangingstone Consolidated - MCM EX

Project	Classification	Opening Balance (Mbbl)	Revisions (Mbbl)	MOVEMENT FROM PA (Mbbl)	MOVEMENT FROM UNDEV (Mbbl)	MOVEMENT FROM NP (Mbbl)	Economic Factors (Mbbl)	Extensions (Mbbl)	Acquisitions (Mbbl)	Production (Mbbl)	Closing Balance (Mbbl)
Leismer	Proved Developed Producing – Bitumen	-	-	-	-	-	-	-	41,262	-	41,262
	Proved Non- Producing Reserves – Bitumen	-	-	-	-	-	-	-	-	-	-
	Proved Undeveloped Reserves – Bitumen	-	-	-	-	-	-	-	148,007	-	148,007
	Total Proved Reserves – Bitumen	-	-	-	-	-	-	-	189,269	-	189,269

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Reconciliation of Reserves - After Royalties SEC Prices as of December 31, 2021 Hangingstone Consolidated - MCM EX	Table 2 - 7

Project	Classification	Opening Balance (MBbl)	Revisions (MBbl)	MOVEMENT FROM PA (MBbl)	MOVEMENT FROM UNDEV (MBbl)	MOVEMENT FROM NP (MBbl)	Economic Factors (MBbl)	Extensions (MBbl)	Acquisitions (Mbbl)	Production (MBbl)	Closing Balance (MBbl)
Leismer	Proved Developed Producing - Bitumen	-	-	-	-	-	-	-	37,792	-	37,792
	Proved Non- Producing Reserves - Bitumen	-	-	-	-	-	-	-	-	-	-
	Proved Undeveloped Reserves - Bitumen	-	-	-	-	-	-	-	131,968	-	131,968
	Total Proved Reserves - Bitumen	-	-	-	-	-	-	-	169,760	-	169,760

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Forecast of Company Share Production and Revenues SEC Prices as of December 31, 2021	Table 2 - 8

Proved Developed Producing

Hangingstone Consolidated - MCM EX

Reserves - Dilbit Pricing, Natural Gas as Fuel

NOTE: ALL VALUES SHOWN AS COMPANY-SHARE

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Forecast of Volumes and Capital Costs SEC Prices as of December 31, 2021	Table 2 - 9

Proved Developed Producing

Hangingstone Consolidated - MCM EX

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Forecast of Company Share Production and Revenues SEC Prices as of December 31, 2021	Table 2 - 10

Proved Undeveloped Reserves

Hangingstone Consolidated - MCM EX

Reserves - Dilbit Pricing, Natural Gas as Fuel

NOTE: ALL VALUES SHOWN AS COMPANY-SHARE

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Forecast of Volumes and Capital Costs SEC Prices as of December 31, 2021	Table 2 - 11

Proved Undeveloped Reserves

Hangingstone Consolidated - MCM EX

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Forecast of Company Share Production and Revenues SEC Prices as of December 31, 2021	Table 2 - 12

Total Proved Reserves

Hangingstone Consolidated - MCM EX

Reserves - Dilbit Pricing, Natural Gas as Fuel

NOTE: ALL VALUES SHOWN AS COMPANY-SHARE

Prices: Eff. Date: Currency:	December 2021 SEC December 31, 2021 CAD	Greenfire Resources Operating Corporation Forecast of Volumes and Capital Costs SEC Prices as of December 31, 2021	Table 2 - 13

Total Proved Reserves

Hangingstone Consolidated - MCM EX

APPENDIX 3

Geological Mapping

Greenfire Resources Operating Corporation

Evaluation of Hangingstone Properties

As of December 31, 2021

Figure 3-1

R13W4
R12W4
R11W4
R10W4
T85
T84
T83
DEMO
BE North
C
B1
D
BE South
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
BASE OF EXPLOITABLE INTERVAL
STRUCTURE
McDANIEL

Figure 3-2

R13W4
R12W4
R11W4
R10W4
T85
T84
T83
BE North
B1
C
D
BE South
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
BASE OF EXPLOITABLE INTERVAL
STRUCTURE
McDANIEL

Figure 3-3

R13W4
R12W4
R11W4
R10W4
T85
T84
T83
DEMO
BE North
C
B1
D
BE South
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
DISCOVERED EXPLOITABLE NET BITUMEN
McDANIEL

Figure 3-4

R13W4
R12W4
R11W4
R10W4
T85
T84
T83
DEMO
BE North
B1
C
D
BE South
1:20,000
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
DISCOVERED EXPLOITABLE NET BITUMEN
McDANIEL

Figure 3-5

R12W4
R11W4
R10W4
T85
T84
T83
DEMO
BE North
C
B1
BE South
1:22,500
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
DEVELOPMENT AREA
McDANIEL

Figure 3-6

R13W4
R12W4
R11W4
R10W4
T85
T84
T83
DEMO
BE North
C
B1
D
BE South
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
DISCOVERED EXPLOITABLE NET BITUMEN
FLUID IMPAIRMENT ZONES
Bottom Water (BW)
McDANIEL

Figure 3-7

R13W4
R12W4
R11W4
R10W4
T85
T84
T83
DEMO
BE North
C
B1
D
BE South
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
DISCOVERED EXPLOITABLE NET BITUMEN
FLUID IMPAIRMENT ZONES
Top Gas (TG)
McDANIEL

Figure 3-8

R13W4
R12W4
R11W4
R10W4
T85
T84
T83
DEMO
BE North
C
B1
D
BE South
1:20,000
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray Formation
DISCOVERED EXPLOITABLE NET BITUMEN
FLUID IMPAIRMENT ZONES
Top Water (TW)
McDANIEL

Figure 3-9

R11W4
R10W4
T84
T84
BE North
B1
BE South
R11W4
R10W4
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray EX2 Formation
DISCOVERED EXPLOITABLE NET BITUMEN
McDANIEL

Figure 3-10

R11W4
R10W4
T84
T84
BE North
B1
BE South
R11W4
R10W4
1:15,000
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray EX2 Formation
DISCOVERED EXPLOITABLE NET BITUMEN
McDANIEL

Figure 3-11
R11W4
R10W4
T84
BE North
B1
BE South
1:10,000
Greenfire Oil & Gas Ltd.
Hangingstone
McMurray EX2 Formation
DISCOVERED EXPLOITABLE NET BITUMEN
McDANIEL